EXHIBIT 21.1



       LIST OF SUBSIDIARIES


                               STATE/DATE                             PERCENT
       INVESTMENT IN          INCORPORATION     OWNED BY             OWNERSHIP

       Columbus Coca-Cola      Delaware       Consolidated             100%
       Bottling Company        7/10/84

       Coca-Cola Bottling Co.  Delaware       Consolidated             100%
       of Nashville, Inc.      2/5/85

       Coca-Cola Bottling Co.  Delaware       Consolidated             100%
       of Roanoke, Inc.        2/5/85

       Coca-Cola Bottling Co.  Alabama        Consolidated             100%
       of Mobile, Inc.         7/29/85

       Panama City Coca-Cola   Florida        Columbus CCBC, Inc.      100%
       Bottling Company        10/5/31

       Case Advertising, Inc.  Delaware       Consolidated             100%
                               2/19/88

       C C Beverage Packing,   Delaware       Consolidated             100%
       Inc.                    3/15/88

       Tennessee Soft Drink    Tennessee      CCBC of                  100%
       Production Company      12/22/88       Nashville, Inc.

       The Coca-Cola Bottling  West Virginia  Consolidated             100%
       Company of West         12/28/92
       Virginia, Inc.

       Jackson Acquisitions,   Delaware       Consolidated             100%
       Inc.                    1/24/90

       CCBCC, Inc.             Delaware       Consolidated             100%
                               12/20/93

       Sunbelt Coca-Cola       Delaware       Consolidated             100%
       Bottling Company, Inc.  7/24/80

       Palmetto Bottling       South Carolina Sunbelt                  100%
       Company                 5/03/05

       Fayetteville Coca-      North Carolina Sunbelt                  100%
       Cola Bottling Company   5/29/11

       Coca-Cola Bottling Co.  Delaware       Sunbelt                  100%
       Affiliated, Inc.        4/18/35

       Metrolina Bottling      Delaware       Consolidated             100%
       Company                 5/21/93

                               STATE/DATE                             PERCENT
       INVESTMENT IN          INCORPORATION     OWNED BY             OWNERSHIP

       COBC, Inc.             Delaware        Columbus Coca-Cola       100%
                              11/23/93        Bottling Company

       ECBC, Inc.             Delaware        Fayetteville Coca-Cola   100%
                              11/23/93        Bottling Company

       MOBC, Inc.             Delaware        Coca-Cola Bottling       100%
                              11/23/93        Co. of Mobile, Inc.

       NABC, Inc.             Delaware        Coca-Cola Bottling Co.   100%
                              11/23/93        of Nashville, Inc.

       PCBC, Inc.             Delaware        Panama City Coca-Cola    100%
                              11/23/93        Bottling Company

       ROBC, Inc.             Delaware        Coca-Cola Bottling Co.   100%
                              11/23/93        of Roanoke, Inc.

       WCBC, Inc.             Delaware        Coca-Cola Bottling Co.   100%
                              11/23/93        Affiliated, Inc.

       WVBC, Inc.             Delaware        The Coca-Cola Bottling   100%
                              11/23/93        Company of West
                                              Virginia, Inc.

       Coca-Cola Ventures,    Delaware        Fayetteville Coca-Cola    33%
       Inc.                   6/17/93         Bottling Company
                                              Coca-Cola Bottling Co.    67%
                                              Affiliated, Inc.

       CCBCC Services, Inc.   Tennessee       Coca-Cola Bottling Co.   100%
                              7/1/85          of Nashville, Inc.

       Whirl-i-Bird, Inc.     Tennessee       Consolidated             100%
                              11/3/86